Exhibit 99.1

KULR Joins Clarios in U.S. Department of Energy's Lithium-Ion Battery Lifecycle Initiative

KULR Partners with Largest Global Producer of Lead Acid Batteries for DoE Initiative

SAN DIEGO / GLOBENEWSWIRE / November 02, 2021 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announced it has joined Clarios in the U.S. Department of Energy's (“DoE”) lithium-ion battery lifecycle initiative to develop the manufacturing and reuse of lithium-ion batteries and their chemical elements in the United States for the purpose of domestic national interest. KULR will provide the safe transportation of lithium-ion batteries within the full battery management lifecycle, from manufacturing through recycling and reuse.

The initiative, funded by the U.S. Department of Energy, will leverage the KULR-Tech Safe Case and the Company's highest available energy capacity permit from the U.S. Department of Transportation (“DoT”), which allows for shipping up to 2.1KWh (kilowatt-hour) capacity per case. The DoT special permit has been approved for the recycling of damaged, defective, or recalled (“DDR”) and prototype battery shipments.

The Clarios project, “Powering the Future,” works with industry partners, such as KULR, to develop and apply innovative technologies that identify and separate lithium-ion batteries from lead-acid batteries and ensure the proper and safe recycling methods for each chemistry. As the producer of one-third of the world’s car batteries, Clarios is uniquely positioned to facilitate and spearhead the lithium recycling economy. Clarios has established a world-class closed-loop process where up to 99% of materials from lead-acid batteries can be recovered and turned into new batteries.

The project has progressed to Phase three of the four-phase initiative and has been awarded grant money used for testing and proving out the final solution.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com